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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 2 to File No. 333-104654; Amendment No. 5 to File No. 811-21335) of Optimum Fund Trust of our report dated May 7, 2004, included in the 2004 Annual Report to shareholders.



Philadelphia, Pennsylvania
July 28, 2004

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                         REPORT OF INDEPENDENT AUDITORS


To the Shareholders and Board of Trustees
Optimum Fund Trust

We have audited the accompanying statements of net assets and statements of assets and liabilities of Optimum Fund Trust (comprised of, respectively, Optimum Fixed Income Fund, Optimum International Fund, Optimum Large Cap Growth Fund, Optimum Large Cap Value Fund, Optimum Small Cap Growth Fund, and Optimum Small Cap Value Fund (the "Funds")) as of March 31, 2004, and the related statements of operations, statements of changes in net assets, and financial highlights for the period August 1, 2003 (commencement of operations) through March 31, 2004. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of March 31, 2004, by correspondence with the custodian and brokers or by other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective Funds constituting Optimum Fund Trust at March 31, 2004, and the results of their operations, the changes in their net assets, and their financial highlights for the period August 1, 2003 (commencement of operations) through March 31, 2004, in conformity with accounting principles generally accepted in the United States.



May 7, 2004